UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016

STAPLES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On May 10, 2016,  Staples, Inc. (“Staples”) issued a press release announcing (i) that the United States District Court for the District of Columbia has granted the Federal Trade Commission’s request for a preliminary injunction against the proposed acquisition of Office Depot by Staples, (ii) that Staples and Office Depot, Inc. plan to terminate their merger agreement on May 16, 2016 and (iii) certain strategic initiatives that Staples plans to implement following termination of its agreement to acquire Office Depot. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the planned termination of its agreement to acquire Office Depot, Staples intends to prepay all outstanding amounts under the Term Loan Credit Agreement (the “Term Loan Agreement”), dated as of February 2, 2016, by and among Staples, Staples Escrow, LLC (“Staples Escrow”), a wholly owned subsidiary of Staples, Barclays Bank PLC (“Barclays”), as administrative agent and collateral agent, and the lenders party thereto (the “Lenders”). Amounts currently being held in escrow pursuant to the terms of the previously disclosed Escrow Agreement (the “Escrow Agreement”), dated as of February 2, 2016, between Staples Escrow, JPMorgan Chase Bank, N.A. (“JPMorgan”), as escrow agent, securities intermediary and depositary bank, and  Barclays, as administrative agent and collateral agent, will be released to Barclays and used for the prepayment of the term loans under the Term Loan Agreement, at which time the obligations under the Escrow Agreement will terminate.

In addition, the amended and restated debt commitment letter (the “Commitment Letter”), dated as of February 2, 2016, with Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays, Wells Fargo Bank, National Association, HSBC Bank USA, N.A., HSBC Securities (USA) Inc., PNC Bank, National Association, PNC Capital Markets LLC, TD Bank, N.A., U.S. Bank National Association, JPMorgan Chase Bank, N.A., and J.P. Morgan Securities LLC (collectively, the “Commitment Parties”) pursuant to which, among other things, the Commitment Parties have committed to provide Staples with an asset-based revolving credit facility in an aggregate principal amount of up to $3,000,000,000 will be terminated.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain information contained in this report constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  Any statements contained in this report that are not statements of historical fact should be considered forward-looking statements.  You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words.  Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections.  Actual results or events may differ materially from those indicated by such forward-looking statements as a result of risks, uncertainties and other important factors, including but not limited to factors discussed or referenced in our annual report on Form 10-K filed on March 4, 2016 with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Item 9.01              Financial Statements and Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 2016

Staples, Inc.

By:	/s/ Michael T. Williams
Name:	Michael T. Williams
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 10, 2016